SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                      ------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: March 9, 1998


                                  SYNETIC, INC.
             (Exact name of Registrant as specified in its charter)


   Delaware                           0-17822                     22-2975182
(State or other                     (Commission               (I.R.S. Employer
jurisdiction of                     File Number)             Identification No.)
incorporation)


669 River Drive, River Drive Center II,
         Elmwood Park, NJ                                          07407
(Address of principal executive offices)                         (Zip Code)


Registrants telephone number, including area code:   (201) 703-3400

                             Exhibit Index on Page 3

Item 5.  Other Events.

                  On March 9, 1998, Synetic, Inc., a Delaware corporation (the "Company"), issued a press release announcing that it had entered into a merger agreement whereby Point Plastics, Inc., a California corporation ("Point Plastics"), will become a wholly-owned subsidiary of the Company. The purchase price for all of the outstanding capital stock of Point Plastics is $86 million, subject to adjustment under certain circumstances, payable 60% in shares of Company Common Stock and 40% in cash. The closing is subject to satisfaction of certain conditions which include Hart Scott Rodino clearance, effectiveness of a Registration Statement on Form S-4 covering the Company shares and an affirmative vote of Point Plastics' shareholders.

                                  EXHIBIT INDEX
                                  -------------

Exhibit
  No.          Description
-------        -----------

   99.1        Press Release, dated March 9, 1998.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SYNETIC, INC.



Date:    March 11, 1998                      By:   /s/ Charles A. Mele
                                             -----------------------------------
                                             Name:     Charles A. Mele
                                             Title:    Vice President and
                                                       General Counsel